Exhibit 99.2

TELWORX COMMUNICATIONS, LLC

Consolidated Financial Statements and

Supplementary Information

June 30, 2012

TELWORX COMMUNICATIONS, LLC

Independent Accountants’ Compilation Report

To the Board of Directors

TelWorx Communications, LLC

Lexington, North Carolina

We have compiled the accompanying consolidated balance sheet of TelWorx Communications, LLC as of June 30, 2012, and the related consolidated statements of income, members’ equity, and cash flows for the six months then ended. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or provide any assurance about whether the financial statements are in accordance with accounting principles generally accepted in the United States of America. We have also compiled the supplementary information of TelWorx Communications, LLC which is presented for purposes of additional analysis and is not a required part of the basic financial statements.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the compilation in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The objective of a compilation is to assist management in presenting financial information in the form of financial statements and supplementary information, without undertaking to obtain or provide any assurance that there are no material modifications that should be made to the financial statements.

/s/ Rives & Associates

August 30, 2012

TELWORX COMMUNICATIONS, LLC

Consolidated Balance Sheet

June 30, 2012

ASSETS
Current assets:
Cash	$316,129
Accounts receivable	1,689,007
Prepaid expenses	20,360
Marketable securities	20,000
Inventory	1,838,537

Total current assets	3,884,033

Net property and equipment	2,710,261

Other assets:
Research and development	139,012
Intangible assets (net of accumulated amortization of $1,431,492)	215,420

Total other assets	354,432

Total assets	$6,948,726

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current maturities on capital leases	$7,142
Current maturities on long-term debt	240,852
Lines of credit	1,689,184
Accounts payable	1,392,160
Accrued interest	9,453
Accrued liabilities	45,787

Total current liabilities	3,384,578

Long-term liabilities:
Capital leases, less current maturities	4,376
Long-term debt, less current maturities	2,225,852

Total long-term liabilities	2,230,228

Total liabilities	5,614,806

Members’ equity	1,333,920

Total liabilities and members’ equity	$6,948,726

See independent accountants’ compilation report and notes to consolidated financial statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Income

For the Periods Ended June 30, 2012

	For the three months ended June 30, 2012	For the six months ended June 30, 2012
Revenue	$3,946,293	$7,738,782

Cost of goods sold	3,281,267	6,009,134

Gross profit	665,026	1,729,648

Sales and marketing expenses:
Wages	297,277	543,953
Commissions	82,208	165,947
Taxes and licenses	32,444	66,722
Telephone	9,376	18,847
Meals and entertainment	4,070	9,217
Travel	19,881	44,851
Retirement	6,087	12,358
Depreciation	11,739	23,561
Insurance	26,806	51,936
Office	1,688	4,059
Rent	5,070	8,580
Repairs and maintenance	1,093	1,367
Utilities	978	2,188
Supplies	1,980	4,123
Trade shows	13,763	27,784
Advertising	22,870	62,231
Other	409	771

Total sales and marketing expenses	537,739	1,048,495

See independent accountants’ compilation report and notes to consolidated financial statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Income (Continued)

For the Periods Ended June 30, 2012

	For the three months ended June 30, 2012	For the six months ended June 30, 2012
General and administrative expenses:
Wages	$123,865	$226,647
Commissions	7,378	14,893
Taxes and licenses	9,084	18,682
Telephone	4,531	9,109
Meals and entertainment	2,504	5,672
Travel	7,100	16,018
Retirement	1,548	3,142
Depreciation	8,803	17,670
Insurance	23,346	45,234
Office	1,266	3,044
Rent	975	1,650
Repairs and maintenance	1,093	1,367
Utilities	196	438
Supplies	1,066	2,220
Professional	16,756	27,489
Bank fees	7,257	14,405
Bad debt	64,516	64,516
Other	4,116	7,729

Total general and administrative expenses	285,400	479,925

Total operating expenses	823,139	1,528,420

Operating profit (loss)	(158,113)	201,228

Other income (expense):
Contributions	(4,450)	(4,750)
Amortization	(1,405)	(2,810)
Stock option amortization	(4,925)	(9,850)
Rental income	—	7,395
Interest income	33	179
Other income	2,646	8,035
Interest expense	(47,849)	(81,074)

Total other income (expenses)	(55,950)	(82,875)

Net income (loss) for the period	$(214,063)	$118,353

See independent accountants’ compilation report and notes to consolidated financial statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Members’ Equity

For the Periods Ended June 30, 2012

	For the three months ended June 30, 2012	For the six months ended June 30, 2012
Members’ equity, beginning of period	$1,727,337	$1,422,867
Net income (loss) for the period	(214,063)	118,353
Deferred compensation from options	4,925	9,850
Distributions	(184,279)	(217,150)

Members’ equity, end of period	$1,333,920	$1,333,920

See independent accountants’ compilation report and notes to consolidated financial statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statement of Cash Flows

For the Six Months Ended June 30, 2012

Cash flows from operating activities:
Net income	$118,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117,803
Amortization	2,810
Stock option amortization	9,850
Cash flows from change in:
Accounts receivable	337,927
Prepaid expenses	(20,360)
Employee loan	700
Inventory	199,712
Research and development	(62,961)
Accounts payable	(488,270)
Accrued interest	2,486
Accrued liabilities	(163,024)

Net cash provided by operating activities	55,026

Cash flows from investing activities:
Net purchase of property and equipment	(83,641)

Net cash used by investing activities	(83,641)

Cash flows from financing activities:
Payments on long-term debt	(129,033)
Payments on lines of credit	211,292
Payments on capital leases	11,518
Distributions to members	(217,150)

Net cash used by financing activities	(123,373)

Net decrease in cash	(151,988)

Cash, beginning of period	468,117

Cash, end of period	$316,129

Supplemental disclosures:
Cash paid for income taxes	$—

Cash paid for interest	$71,621

See independent accountants’ compilation report and notes to consolidated financial statements.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TelWorx Communications, LLC, (the Company), which is headquartered in Lexington, North Carolina, is a certified purchaser and reseller of new telecom, surplus telecom and refurbished telecom equipment for the telecommunications market. Also, the Company is a leader in wire line services and wireless applications that support everyone from telecom providers, to telecom resellers and users of major voice, video and data communication technologies. They support entities ranging from telecom providers and resellers to government and all users of major voice, video and data communication technologies. The Company has employees and sales nationwide.

The accounting policies and principles which significantly affect the determination of financial position and results of operations are summarized below:

Basis of Consolidation:

These consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The condensed consolidated financial statements include the accounts of TelWorx Communications, LLC, TowerWorx LLC, TowerWorx International, Inc. and Scronce Real Estate, LLC. Information on the consolidated entities is as follows:

TowerWorx, LLC:

TowerWorx, LLC, which is headquartered in Pryor, Oklahoma manufactures mobile cell phone towers with global operations across North America, India, China, and Africa. TowerWorx, LLC organized as a limited liability company on August 3, 2007. TowerWorx, LLC has a highly qualified leadership team with over 60 years collective experience in manufacturing, telecom, defense, engineering, and mobile tower industries.

The manufacturing facility is located near Tulsa, OK. The facility has access to major transportation facilities via truck or train to ensure a timely delivery. The facility is large enough to enable TowerWorx, LLC to scale and meet large quantity orders and support inventory for quick turnaround delivery.

TowerWorx International, Inc.:

In December of 2008 the members of TowerWorx, LLC formed an Interest Charge Domestic to International Sales Company (IC-DISC) called TowerWorx International, Inc. TowerWorx International, Inc. receives commissions on TowerWorx, LLC’s sales to foreign purchasers. The purpose of forming the IC-DISC is to take advantage of tax incentives for export sales. All significant inter-company accounts and transactions have been eliminated.

Scronce Real Estate, LLC:

Scronce Real Estate, LLC is owned solely by the wife of the of 99% owner TelWorx Communications, LLC. Scronce Real Estate, LLC rents to TelWorx Communications, LLC the primary office and warehouse facility in Lexington, North Carolina.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Operations:

The Company is exposed to foreign currency fluctuations due to its foreign operations and because products are sold internationally. The functional currency for the Company’s foreign operations is predominantly the applicable local currency. Accounts of foreign operations are translated into U.S. dollars using the year-end exchange rate for assets and liabilities and average monthly rates for revenue and expense accounts. Management has determined that no adjustments were required resulting from translations.

Basis of Accounting:

The Company uses the accrual basis of accounting.

Cash Equivalents:

The Company considers all short-term investments with an original maturity of six months or less to be cash equivalents. At June 30, 2012, the Company had no cash equivalents.

Fair Value of Financial Instruments:

Cash and cash equivalents are measured at fair value and investments are recognized at amortized cost in the Company’s financial statements. Accounts receivable and other investments are financial assets with carrying values that approximate fair value due to the short-term nature of these assets. Accounts payable and short-term debt are financial liabilities with carrying values that approximate fair value due to the short-term nature of these liabilities. The Company follows Fair Value Measurements and Disclosures (“ASC 820”), which establishes a fair value hierarchy that requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instruments categorization within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1: inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: inputs other than level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

All of the Company’s investments at June 30, 2012 are considered Level 3 assets. Management believes that the value of its marketable securities at June 30, 2012 to be near its original cost of $20,000.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company uses the allowance method to account for uncollectible receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. The Company considers any account 120 days past due to be uncollectible. The Company believes that no allowance was needed at June 30, 2012. Accounts receivable had a balances of $1,689,007 at June 30, 2012.

Inventories:

Inventory consists of new, refurbished, and consigned telecommunications equipment and are carried at the lower of cost or market. The Company carries consigned inventory in its warehouse. These items are only recognized as costs when the inventory is sold. The Company constantly evaluates if an allowance is required to reduce the value of inventory to the lower of cost or market, including allowances for excess and obsolete inventory. At June 30, 2012 no allowance was considered necessary. The balance of inventory at June 30, 2012 was $1,838,537.

Prepaid and Other Current Assets:

Prepaid assets are stated at cost and are amortized over the useful lives (up to one year) of the assets.

Property and Equipment:

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives range from 27.5 to 40 years for buildings and 5 to 7 years for equipment. Leasehold improvements are amortized over the shorter of the corresponding lease term or useful life. Depreciation expense and gains and losses on the disposal of property and equipment are included in cost of sales and operating expenses in the consolidated statements of income. Maintenance and repairs are expensed as incurred. Depreciation expense for the six months ended June 30, 2012 was $117,803 and for the three months ended June 30, 2012 was $58,691.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued):

An breakdown of property and equipment at June 30, 2012 is as follows:

Land	$268,000
Buildings	2,204,778
Furniture and fixtures	502,425
Machinery and equipment	293,010
Computer equipment	163,841
Vehicles	132,785

Totals	3,564,839

Less accumulated depreciation	(854,578)

Net book value	$2,710,261

Revenue Recognition:

The Company sells telecom products and services. The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

The Company recognizes revenue for sales of the products when the product ships from its warehouse. The Company recognizes revenue for its services when the job is completed and all expenses for the job are recognized. The Company allows its customers to return products under specified terms and conditions.

Research and Development Costs:

The Company expenses research and development costs as incurred. To date, the Company has expensed all software development costs related to research and development because the costs incurred subsequent to the products reaching technological feasibility were not significant.

Advertising Costs:

Advertising costs are expensed in the period in which they are incurred. Advertising expense was $62,231 for the six months ended June 30, 2012 and was $22,870 for the three months ended June 30, 2012.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Sales and Value Added Taxes:

Taxes collected from customers and remitted to governmental authorities are presented on a net basis in goods sold in the accompanying consolidated statements of income.

Shipping and Handling Costs:

Shipping and handling costs are included on a gross basis in cost of goods sold in the accompanying consolidated statements of income.

Income Taxes:

No income tax provision has been included in the financial statements since the income or losses of the Company are required to be reported by the members on their income tax returns. Taxable income or loss will differ from the income or loss reported in the financial statements, due to the different carrying values of assets, and different revenue recognition methods for financial reporting and income tax purposes. Management has determined that the Company has no uncertain tax positions that would require the Company to record a liability for unrecognized tax benefits. Management believes that the Company’s tax years ended December 31, 2011, 2010, and 2009 remain subject to examination by federal and state tax jurisdictions.

Warranty Reserve and Sales Returns:

TelWorx Communications, LLC offers a 90 day warranty on products directly manufactured by TelWorx Communications, LLC. Any products resold by TelWorx Communications, LLC from other suppliers carry the original manufacturers warranty. TelWorx Communications, LLC offers returns with a 25% restocking fee.

TowerWorx, LLC warrants that products manufactured by TowerWorx, LLC, when properly installed and serviced by authorized service representatives and when properly used and maintained in conformance with the standards and limitations set forth by TowerWorx, LLC shall be free from defects in material and workmanship for a period of one (1) year from the date of original purchase or shipping date, whichever is earlier in time. TowerWorx, LLC’s obligation under this warranty shall be limited to replacing or repairing the defective part or parts or, at TowerWorx LLC’s option, the product itself, in part or in whole, which contains the defective part or parts. All TowerWorx, LLC sales are final after completion of the tower. Orders can be canceled or rescheduled within 10 days of shipment with written notice.

Management has determined that through analysis of historical return and warranty data that no reserve for warranty or sales returns should be included in the financial statements.

Leased Equipment Capitalized:

The imputed cost of leased equipment is capitalized and charged to earnings using the straight-line method of depreciation over an estimated useful life of ten years for financial reporting purposes. Generally, when items of leased property are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Date of Management’s Review:

The Company has evaluated events through August 30, 2012, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

Note 2 - INTANGIBLE ASSETS

A detailed schedule of intangible assets are as follows:

	Original Value	Amortization Expense for the Six Months Ended 6/30/12	Accumulated Amortization 6/30/2012	Balance 6/30/2012
Intangible assets:
Goodwill	$206,667	$—	$—	$206,667
Trade name	379,945	—	379,945	—
Noncompete agreement	687,000	—	687,000	—
Customer relationships	339,000	—	339,000	—
Organization and start-up costs	34,300	2,810	25,547	8,753

	$1,646,912	$2,810	$1,431,492	$215,420

Goodwill:

The Company performs an annual impairment test of goodwill at the end of each year (December 31). If the Company’s fair value is greater than its book value, then further impairment tests are not necessary. If the Company’s fair value is less than its book value, then further tests are performed to determine the Company’s fair value of goodwill. The implied fair value is then compared against the book value of goodwill to determine the amount of goodwill impairment. According to Statement of Financial Accounting Standards No. 142, goodwill is not amortized. Generally accepted accounting principles require that the unamortized value of purchased goodwill be evaluated annually to determine whether the amount reflected on the balance sheet as an asset has been impaired. In management’s opinion, there has been no impairment to the value of recorded goodwill during the six months ended June 30, 2012. Goodwill is amortized for income tax purposes using the straight-line method over fifteen years.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 2 - INTANGIBLE ASSETS (Continued)

The process of evaluating the potential impairment of goodwill is subjective because it requires the use of estimates and assumptions. The Company uses both the Income Approach and the Market Approach for determining the fair value of the reporting unit. Although the Company bases the cash flow forecasts on assumptions that are consistent with plans and estimates the Company uses to manage the business, there is considerable judgment in determining the cash flows. Assumptions related to future cash flows and discount rates involve significant management judgment and are subject to significant uncertainty.

While the use of historical results and future projections can result in different valuations for a company, it is a generally accepted valuation practice to apply more than one valuation technique to establish a range of values for a business. Since each technique relies on different inputs and assumptions, it is unlikely that each technique would yield the same results. However, it is expected that the different techniques would establish a reasonable range. In determining the fair value, the Company weighs the two methods equally in determining the fair value because the Company believes both methods have an equal probability of providing an appropriate fair value.

The Company recognized goodwill of $206,667 with the acquisition of assets from TelWorx Communications, LLC. The Company’s market capitalization as of the date of the acquisition exceeded the book value of the Company. Since there was not a triggering event for goodwill impairment, the Company did not perform the two-step goodwill impairment test.

Trade Name:

The Company assessed intangible assets as of the original acquisition on November 21, 2005. The Company determined the value of goodwill associated with the purchase price to be allocated towards the trade name to be $379,945 on the acquisition date. The trade name intangible assets was amortized over a five year period and carried a book value of $0 at June 30, 2012. The amortization expense for the six months ended June 30, 2012 and the three months ended June 30, 2012 associated with these agreements was $0.

Noncompeting Agreement:

The Company executed a noncompete agreement with the previous owners upon the acquisition of the Company on November 21, 2005. The value of these agreements at the acquisition date was $687,000. The agreements were amortized over a five year period and carried a book value of $0 at June 30, 2012. The amortization expense for the six months ended June 30, 2012 and the three months ended June 30, 2012 associated with these agreements was $0.

Customer Relationships:

The Company assessed intangible assets as of the original acquisition on November 21, 2005. The Company determined the value of existing customer relationships to be $339,000 on the acquisition date. The customer relationships were amortized over a five year period and carried a book value of $0 at June 30, 2012. The amortization expense for the six months ended June 30, 2012 and the three months ended June 30, 2012 associated with these agreements was $0.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 2 - INTANGIBLE ASSETS (Continued)

Organization and Start-Up Costs:

Costs incurred in connection with the organization of TowerWorx, LLC have been capitalized and are being amortized using the straight-line method. The original costs totaled $34,300. The intangible assets will be amortized from 5 to 15 years. Amortization expense associated with this intangible asset for the six months ended June 30, 2012 was $2,810 and for the three months ended June 30, 2012 was $1,405.

Note 3 - RELATED PARTY TRANSACTIONS

Timothy Scronce, CEO:

The Company’s CEO, Timothy Scronce is a member and salaried employee that has invested capital into the Company. Timothy Scronce has also secured and guaranteed several of the Company’s outstanding loans and he has personally guaranteed litigation sales.

TowerWorx, LLC and TowerWorx International, Inc.:

The Company’s CEO, Timothy Scronce, is the spouse of the majority member of TowerWorx, LLC. The Company purchases and sells materials to TowerWorx, LLC. All outstanding intercompany receivables and payables were eliminated in the consolidation.

Scronce Real Estate, LLC:

The Company’s CEO, Timothy Scronce’s wife, Brenda Scronce, is the sole member of Scronce Real Estate, LLC, which leases the operating facility to TelWorx Communications, LLC. Rent paid from TelWorx Communications, LLC to Scronce Real Estate, LLC was $83,988 for the six months ended June 30, 2012. These amounts were netted against rent expense on the statement of income. Scronce Real Estate, LLC currently has an outstanding loan at NewBridge Bank that is secured by the operating facility (see Note 11). The balance sheet and statements of income and member's equity for Scronce Real Estate, LLC for the six months ended June 30, 2012 is as follows:

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 3 - RELATED PARTY TRANSACTIONS (Continued)

SCRONCE REAL ESTATE, LLC

Balance Sheet

June 30, 2012

ASSETS
Current assets:
Cash	$100

Property and equipment:
Land	268,000
Buildings	2,204,778

Total property and equipment	2,472,778
Less, accumulated depreciation	(355,374)

Net property and equipment	2,117,404

Total assets	$2,117,504

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current maturities on long-term debt	$107,099

Long-term liabilities:
Long-term liabilities, less current maturities	1,565,047

Total liabilities	1,672,146

Member’s equity	445,358

Total liabilities and member’s equity	$2,117,504

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 3 - RELATED PARTY TRANSACTIONS (Continued)

SCRONCE REAL ESTATE, LLC

Statement of Income and Member’s Equity

For the six months ended June 30, 2012

Other income (expenses):
Rental income	$83,988
Depreciation	(64,134)
Interest	(31,924)

Net loss for the period	(12,070)

Member’s equity, beginning of period	457,343

Contributions	85

Member’s equity, end of period	$445,358

Note 4 - CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. On July 21, 2010, the Federal Deposit Insurance Corporation (FDIC) permanently increased insured coverage to $250,000 for substantially all depository accounts held in FDIC-insured institutions. Beginning December 31, 2010 through December 31, 2012, all non-interest bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. During the period, the Company from time to time may have had amounts on deposit in excess of the insured limits. As of June 30, 2012 the Company’s deposits were fully insured.

Note 5 - RENTAL INCOME

Prior to the litigation described in Note 12, the Company leased towers through TowerWorx, LLC. Income from these leases were broken out in other income on the consolidated statements of income. TowerWorx, LLC has ceased leasing towers since the litigation.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 6 - VARIABLE INTEREST ENTITY

Management has determined that TowerWorx, LLC and Scronce Real Estate, LLC are variable interest entities under FIN 46, subsequently titled under the FASB Accounting Standards Codification (ASC) as ASC 810. The accounts of TowerWorx, LLC, TowerWorx International, Inc. and Scronce Real Estate, LLC are included in these consolidated financial statements.

Management has determined that a joint venture between TowerWorx, LLC and an Egyptian company is not a variable interest entity under FIN 46, subsequently titled under the FASB Accounting Standards Codification (ASC) as ASC 810. The transactions of this joint venture are not consolidated in the financial statements. The Company has $0 invested in the joint venture.

Note 7 - POSTRETIREMENT BENEFIT PLAN

The Company sponsors a defined contribution postretirement plan in the form of a safe harbor 401-K plan. The plan is contributory, with retiree contributions adjusted annually. The Company’s funding policy is to contribute annually an amount equal to three percent of the covered employee’s salary. The Company may terminate this plan at any time.

Note 8 - OPERATING LEASES

The Company leases its facility for TowerWorx, LLC from FeatherLite in Pryor, Oklahoma. The lease arrangement is month by month rent. During the six months ended June 30, 2012 rents totaled $5,032 for the leasing of the TowerWorx, LLC facility.

Note 9 - LINES OF CREDIT

TelWorx Communications, LLC Line of Credit:

The Company currently has an outstanding revolving line of credit at Newbridge Bank. The revolving line of credit is secured by the Company’s assets and is personally guaranteed by the Company’s CEO Timothy Scronce. The balance of the credit line as of June 30, 2012 was $1,264,184. The credit line has a maximum amount of $2,000,000. Interest is charged at the prime rate minus 0.75%.

TowerWorx, LLC Line of Credit:

The Company has a $550,000 asset based commercial line of credit with SunTrust Bank for working capital needs of TowerWorx, LLC. The line of credit is secured against all the Company’s assets. As of June 30, 2012 the rate was the London Interbank Offering Rate plus 2.5%. The Company is required to make monthly interest payments, and the principal balance is expected to renew the note on an annual basis. At June 30, 2012, the Company’s unpaid balance was $425,000.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 10 - CAPITAL LEASES

The Company entered into a capital lease with US Bank for the lease of a copier. The lease, originating on September 25, 2009, requires 60 monthly payments of $274.

Balance, June 30, 2012		$7,658

Less, current maturities		3,282

Capital lease, less current maturities		$4,376

The maturities for the years ending June 30, are as follows:

	2013	$3,282
	2014	3,282
	2015	1,094

		$7,658

The Company entered into a capital lease with Toyota Financial Services for the lease of a forklift. The lease, originating on January 19, 2009, requires 48 monthly payments of $483.

Balance, June 30, 2012		$3,860

Less, current maturities		3,860

Capital lease, less current maturities		$—

The maturities for the years ending June 30, are as follows:

	2013	$3,860

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 11 - LONG-TERM DEBT

The Company purchased a van for use in business operations on August 14, 2010 and entered into an agreement with Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $25,672, has an interest rate of 2.9%, requires monthly payments in the amount of $461 and matures on August 14, 2015.

Balance, June 30, 2012		$16,708

Less, current maturities		5,112

Long-term debt, less current maturities		$11,596

The maturities for the years ending June 30, are as follows:

	2013	$5,112
	2014	5,262
	2015	5,416
	2016	918

		$16,708

The Company purchased a van for use in business operations on August 14, 2010 entered into an agreement with Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $25,815, has an interest rate of 2.9%, requires monthly payments in the amount of $463 and matures on August 14, 2015.

Balance, June 30, 2012		$16,801

Less, current maturities		5,140

Long-term debt, less current maturities		$11,661

The maturities for the years ending June 30, are as follows:
	2013	$5,140
	2014	5,290
	2015	5,448
	2016	923

		$16,801

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 11 - LONG-TERM DEBT (Continued)

The Company purchased a truck for use in business operations on February 15, 2011 and entered into an agreement with Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $21,797, has an interest rate of 5.0%, requires monthly payments in the amount of $412 and matures on February 15, 2016.

Balance, June 30, 2012		$16,539

Less, current maturities		4,215

Long-term debt, less current maturities		$12,324

The maturities for the years ending June 30, are as follows:
	2013	$4,215
	2014	4,431
	2015	4,657
	2016	3,236

		$16,539

Commercial Loan:

The Company has an outstanding commercial loan with NewBridge Bank. The note is personally insured by CEO Timothy Scronce. Interest is charged at the rate of 6.5%.

Balance, June 30, 2012		$744,510

Less, current maturities		119,286

Long-term debt, less current maturities		$625,224

The maturities for the years ending June 30, are as follows:
	2013	$119,286
	2014	127,275
	2015	135,799
	2016	144,894
	2017	154,597
	Thereafter	62,659

		$744,510

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 11 - LONG-TERM DEBT (Continued)

Commercial Loan- Scronce Real Estate, LLC

The Company has an outstanding loan with NewBridge Bank for the Company’s headquarters in Lexington North Carolina. The loan is in the name of Scronce Real Estate, LLC and is collateralized by the land and buildings at the main headquarters. The original amount of the loan was $1,915,000.

Balance, June 30, 2012		$1,672,146

Less, current maturities		107,099

Long-term debt, less current maturities		$1,565,047

The maturities for the years ending June 30, are as follows:

	2013	$107,099
	2014	111,185
	2015	115,427
	2016	119,830
	2017	124,402
	Thereafter	1,094,203

		$1,672,146

Interest expense on this loan for the six months ended June 30, 2012 was $31,924.

Note 12 - LITIGATION AND AGREEMENT

In 2010 the Company was involved in a lawsuit with All-Tech concerning the manufacturing of towers in violation of a patent. Incurred legal fees associated with the lawsuit totaled $270,610. A settlement was reached between TowerWorx, LLC and All-Tech. The agreement, settled in February 2011, allows for TowerWorx, LLC to cease production of the towers named in the lawsuit and have All-Tech manufacture towers for TowerWorx, LLC with a mark up of 52.52% for a period of five years. The agreement also guaranteed All-Tech a total of $2.3 million dollars in sales for the first two years personally guaranteed by CEO Timothy Scronce.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 13 - STOCK OPTIONS

In 2007 and 2008, the Company entered into stock option agreements with three employees for a total of 200,000 shares of class A restricted, non-voting, common stock. The first set had a fair value of $.49 per share at 1/1/2007 for a total value of $72,000. The second set of issued options had a value of $.53 per share at 1/1/2008 for a total value of $26,500. Both issuance of options vest over a period of five years and vest 20% per year over the five year period. The total fair value of $98,500 was recorded as an increase to members' equity and deferred compensation, a contra-equity account. The deferred compensation will be amortized into expense over the vesting period of the restricted stock. For the six months ended June 30, 2012, the Company recognized $9,850 of amortization expense related to the vesting of the restricted shares. The first set of issued options were fully vested at December 31, 2011 and the second set of issued options will be fully vested at December 31, 2012, 10,000 shares vesting in 2012. As of June 30, 2012, the holders of the common stock from these options, pursuant to the restricted stock grant, had 195,000 shares. The value of the options were determined annually by the management.

Under the Company’s stock option plan, the Company may grant options to purchase up to 10,000,000 shares of common stock to employees, directors, and consultants as either incentive stock options or nonqualified stock options. Incentive stock options may be granted with exercise prices not less than 100% of the fair market value of the common stock on the date of such grant. Options granted under the plan generally vest up to three years and expire 10 years from the date of the grant.

	Outstanding Options
	No. of Shares	Weighted Avg. Exercise Price
Balance at December 31, 2011	190,000	$0.49
Granted	—	—
Forfeited	—	—
Exercised	2,500	0.49

Balance at March 31, 2012	192,500	0.49

Granted	—	—
Forfeited	—	—
Exercised	2,500	0.49

Balance at June 30, 2012	195,000	$0.49

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Six Months Ended June 30, 2012

Note 13 - STOCK OPTIONS (Continued)

The following table summarizes information as of June 30, 2012 related to all outstanding and vested options:

	June 30, 2012
Exercise Price	Number of Shares	Weighted Avg. Remaining
$ 0.49	—	$—
$ 0.53	2,500	1,325

	2,500	$1,325

Supplementary Information

TELWORX COMMUNICATIONS, LLC

Supplementary Information

For the Six Months Ended June 30, 2012

	For the three months ended June 30, 2012	For the six months ended June 30, 2012
1. Analysis of Cost of Goods Sold:
Cost of goods sold:
Product	$3,006,614	$5,478,913
Wages	74,319	135,988
Commissions	15,809	31,913
Tax and licenses	23,360	48,040
Telephone	1,719	3,455
Meals and entertainment	3,757	8,508
Travel	8,521	19,222
Retirement	2,682	5,446
Depreciation	38,149	76,572
Insurance	36,316	70,364
Office	7,598	18,266
Rent	13,455	22,770
Repairs and maintenance	9,961	12,457
Utilities	5,349	11,963
Supplies	12,183	25,371
Other	21,475	39,886

	$3,281,267	$6,009,134

2. EBITDA Analysis by Entity:

TelWorx Communications, LLC	$(63,534)	$239,673
TowerWorx, LLC	(77,881)	(4,631)
Scronce Real Estate, LLC	47,907	89,901

	$(93,508)	$324,943